Exhibit 99.1

For Immediate Release

Nara Bancorp Appoints Alvin D. Kang to Position of Chief Executive Officer

LOS ANGELES—(BUSINESS WIRE)—Nara Bancorp, Inc. and Nara Bank (the “Company” or “Nara Bancorp”) (NASDAQ: NARA) today announced that Min Kim has submitted her resignation as President, Chief Executive Officer and Director of Nara Bancorp to pursue personal interests. Following acceptance of Ms. Kim’s resignation, the Company further announced that it has appointed Alvin D. Kang to the position of President and Chief Executive Officer. Mr. Kang, 65, has served as Executive Vice President and Chief Financial Officer of Nara Bancorp since July 2005.

“We are deeply grateful to Ms. Kim for her many years of service to Nara Bancorp and we wish her well in her future endeavors,” said Dr. Chong-Moon Lee, Chairman of the Board of Directors.

“One of the Board’s top priorities has been building a deep management team that would provide excellent internal candidates for CEO succession. Since joining Nara as CFO in 2005, Al has brought a superior level of financial discipline and expertise to the Company. He has played a major strategic role in all key operational areas of the Company and his influence has been felt far beyond our finance department. We are confident that Al will excel in his new role and help Nara enhance its position as a leading Korean-American bank,” said Dr. Lee.

“While I am sad to see my colleague Min leave Nara Bancorp, I am very excited to assume the role of CEO,” said Mr. Kang. “Although there are many challenges ahead as we continue to manage through a difficult economic environment, I am very optimistic about the long-term opportunities for Nara Bancorp. I feel fortunate to be supported by a talented team of managers and an outstanding group of employees. Together, we will continue to build the foundation that will lead to profitable growth in the years ahead.”

Prior to joining the Company, Mr. Kang was Chief Operating Officer and Chief Financial Officer of Broadway Financial Corporation and COO and CFO of Broadway Federal Bank. Mr. Kang also served as a financial services audit partner at both KPMG LLP and Ernst & Young LLP. Regulatory concurrence for his appointment to President and CEO is under way.

Christine Oh, Nara Bancorp’s Senior Vice President and Controller, has been appointed to the position of Interim Chief Financial Officer while the Company conducts a search for a permanent CFO.

About Nara Bancorp, Inc.

Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles, 20 branches and one loan production office in the United States. Nara Bank operates full-service branches in California, New York and New Jersey, and a loan production office in Texas. Nara Bank was founded specifically to serve the needs of Korean-Americans. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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Contact:

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Tony Rossi, 310-277-4711 x119